Exhibit (a)(1)(E)

Offer to Holders

of

19,500,000 Outstanding Warrants of

HUGHES TELEMATICS, INC.

to Allow Warrants to be Tendered for Exchange as Follows:

For each 20 Warrants tendered, a holder will receive one share of Common Stock

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., EASTERN TIME, ON JULY 16, 2009, UNLESS THE OFFER IS EXTENDED

June 16, 2009

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated June 16, 2009 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by HUGHES Telematics, Inc., a Delaware corporation (formerly known as Polaris Acquisition Corp., the “Company”), for a period ending at 5:00 p.m., Eastern Time, on July 16, 2009, unless the Offer is extended, to all holders of the Company’s outstanding warrants (the “Warrants”) to purchase an aggregate of 19,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to receive one share of Common Stock in exchange for each 20 Warrants tendered by the holders of Warrants. The Warrants consist of publicly traded warrants to purchase an aggregate of 15,000,000 shares of Common Stock that were issued in the Company’s initial public offering and warrants to purchase an aggregate of 4,500,000 shares of Common Stock that were issued in a private placement that closed simultaneously with the initial public offering.

For each 20 Warrants tendered, the holder will receive one share of Common Stock. A holder may tender as few or as many Warrants as the holder elects, provided that Warrants are tendered in multiples of 20. The Company will not issue fractional shares of the Common Stock in the Offer and will not accept Warrants in multiples of other than 20. Holders may also be entitled to exercise their Warrants for cash during the period of the Offer in accordance with the terms of the Warrant if a registration statement with respect to the shares of Common Stock underlying the Warrants is declared effective.

Investing in the Common Stock involves a high degree of risk. See “Risk Factors” in Section 12 of the enclosed Offer Letter for a discussion of information that you should consider before tendering Warrants in the Offer.

You may tender some or all of your Warrants. The Company will not issue fractional shares of Common Stock in the Offer and will not accept Warrants in multiples of other than 20. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Warrants. In addition, if Warrants that you wish to tender pursuant to the Offer are included as part of a unit held by you (comprised of one share of Common Stock and one Warrant, a “Unit”), you must instruct us in the accompanying letter from you to separate the Units prior to exercise.

If you tender Warrants, you may withdraw your tendered Warrants before the Expiration Date (as defined in the Offer Letter) and retain them on their terms by following the instructions herein.

Upon the terms and subject to the conditions of the Offer, the Company will accept for exchange Warrants validly tendered. In all cases, Warrants will only be accepted for exchange pursuant to the Offer after timely receipt of the depositary of certificates for Warrants either physically or through the book-entry delivery, a properly completed and duly executed Letter of Transmittal or manually signed copy thereof, and the surrender of Warrants being tendered.

We are the owner of record of Warrants held for your account. As such, we are the only ones who can tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Warrants that we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer Letter.

2.	The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on July 16, 2009, unless the Offer is extended.

3.	The Offer is for up to 19,500,000 Warrants, consisting of 100% of the total number of the Company’s publicly traded outstanding Warrants as of June 15, 2009, and 100% of the total number of the Company’s outstanding Warrants that were issued in a private placement that closed simultaneously with the initial public offering.

4.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to Continental Stock Transfer & Trust Company, the Depositary for the Offer, will not be obligated to pay any brokerage commissions.

5.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be tendered.

If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Warrants, we will tender all of your Warrants unless you specify otherwise on the attached Instruction Form.

THE COMPANY WILL NOT ISSUE FRACTIONAL SHARES OF COMMON STOCK IN THE OFFER AND WILL NOT ACCEPT WARRANTS IN MULTIPLES OF OTHER THAN 20.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on July 16, 2009, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all record holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, ITS DIRECTORS, OFFICERS OR EMPLOYEES, OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER TO TENDER WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER SOME OR ALL OF HIS, HER OR ITS WARRANTS.

INSTRUCTION FORM WITH RESPECT TO

Offer to Holders

of

19,500,000 Outstanding Warrants of

HUGHES TELEMATICS, INC.

to Allow Warrants to be Tendered for Exchange as Follows:

For each 20 Warrants tendered, a holder will receive one share of Common Stock

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., EASTERN TIME, ON JULY 16, 2009, UNLESS THE OFFER IS EXTENDED

The undersigned acknowledges receipt of your letter to clients and the enclosed Offer Letter, dated June 16, 2009 (the “Offer Letter”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the Offer by HUGHES Telematics, Inc., a Delaware corporation (formerly known as Polaris Acquisition Corp., the “Company”), for a period ending at 5:00 p.m., Eastern Time, on July 16, 2009, unless the Offer is extended, to all holders of the Company’s outstanding warrants (the “Warrants”) to purchase an aggregate of 19,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to receive one share of Common Stock in exchange for each 20 Warrants tendered by the holders of Warrants. The Warrants consist of publicly traded warrants to purchase an aggregate of 15,000,000 shares of Common Stock that were issued in the Company’s initial public offering and warrants to purchase an aggregate of 4,500,000 shares of Common Stock that were issued in a private placement that closed simultaneously with the initial public offering.

For each 20 Warrants tendered, the holder will receive one share of Common Stock. A holder may tender as few or as many Warrants as the holder elects, provided that Warrants are tendered in multiples of 20. The Company will not issue fractional shares of the Common Stock in the Offer and will not accept Warrants in multiples of other than 20. Holders may also be entitled to exercise their Warrants for cash during the period of the Offer in accordance with the terms of the Warrant if a registration statement with respect to the shares of Common Stock underlying the Warrants is declared effective.

The undersigned hereby instructs you to tender the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐	Please check if any or all of your Warrants being tendered are part of a unit (consisting of one share of Common Stock and one Warrant, a “Unit”). As the Warrants you are being instructed to tender pursuant to the Offer are held as part of a Unit, please separate the Unit and undertake all actions necessary to allow for the tender of the outstanding Warrants.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Warrants to be tendered by you for the account of the undersigned:

                                                     ** Warrants tendered

**	Unless otherwise indicated, it will be assumed that all Warrants that can be tendered pursuant to the Offer and held by us for your account are to be tendered. The Company will not issue fractional shares of Common Stock in the Offer and will not accept Warrants in multiples of other than 20.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number:

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date:

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